Filed Pursuant to Rule 424(b)(3)
File Number 333-169119

Product Supplement No. ETF STR-1 (To Prospectus dated August 31, 2010 and Series A Prospectus Supplement dated May 27, 2011) August 3, 2011

Strategic Accelerated Redemption Securities®

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Strategic Accelerated Redemption Securities® (the “notes”) are unsecured senior notes issued by Barclays Bank PLC. The notes are not principal protected, and you may lose some or all of your investment. Payment of the Call Amount (as defined below) or payment of the Redemption Amount (as defined below) at maturity, as applicable, is subject to our credit risk. Unless otherwise set forth in the applicable term sheet (as defined below), we will not pay interest on the notes.

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This product supplement describes the general terms of the notes and the general manner in which they may be offered and sold. For each offering of the notes, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The term sheet will identify any additions or changes to the terms specified in this product supplement.

•	The term sheet will also identify the underlying “Market Measure,” which will be an exchange traded fund or a “Basket” of exchange traded funds.

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The notes will be automatically called if the Observation Level (as defined below) of the applicable Market Measure on any Observation Date (as defined below) is greater than or equal to the applicable Call Level (as defined below) for that Observation Date, all as set forth in the applicable term sheet. If the notes are called, you will receive a cash payment for each unit of notes (the “Call Amount”) that will be set forth in the applicable term sheet. If your notes are “bear notes,” which would be specified in the applicable term sheet, your notes will be called if the Observation Level of the applicable Market Measure on any Observation Date is less than or equal to the applicable Call Level for that Observation Date. Except where otherwise specifically provided in this product supplement, all references in this product supplement to the “notes” shall be deemed to include a reference to bear notes.

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At maturity, if the notes have not been called, you will receive a cash payment per unit (the “Redemption Amount”) based on the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement.

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If the Ending Value is greater than or equal to (or, in the case of bear notes, less than or equal to) the “Threshold Value” specified in the applicable term sheet, you will receive the Original Offering Price (as defined below). We will determine the Threshold Value on the pricing date of the notes, which will be the date the notes are priced for initial sale to the public.

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If the Ending Value is less than (or, in the case of bear notes, greater than) the Threshold Value, you will lose a percentage of the principal amount of your notes based on the percentage decline (or, in the case of bear notes, percentage increase) in the value of the Market Measure in excess of the Threshold Value, from the Starting Value to the Ending Value, multiplied by a “Leverage Factor” specified in the applicable term sheet. Unless otherwise set forth in the applicable term sheet, the Leverage Factor will equal 100%.

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The notes will be issued in denominations of whole units. Each unit will have an “Original Offering Price” as set forth in the applicable term sheet. The term sheet may also set forth a minimum number of units that you must purchase.

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If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

•	Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and one or more of its affiliates may act as our agents to offer the notes.

The notes are unsecured and are not deposit liabilities of Barclays Bank PLC. The notes are not insured by the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency of the United States, the United Kingdom, or any other jurisdiction. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page S-9. You may lose some or all of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

Strategic Accelerated Redemption Securities® is a registered service mark of Bank of America Corporation, the parent corporation of MLPF&S.

SUMMARY

This product supplement relates only to the notes and does not relate to any underlying asset that comprises the Market Measure described in any term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand the notes. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable term sheet. You should rely only on the information contained in those documents. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the term sheet, is accurate only as of the date on their respective front covers.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to Barclays Bank PLC.

What are the notes?

The notes are senior unsecured debt securities issued by Barclays Bank PLC, and are not guaranteed or insured by the FDIC or secured by collateral. The notes will rank equally with all of our other unsecured senior indebtedness from time to time outstanding, and any payment due on the notes, including any payment of the Call Amount or payment of the Redemption Amount at maturity, as applicable, is subject to our credit risk. Each series of the notes will mature on the date set forth in the applicable term sheet, unless we call the notes on an earlier date, as described in this product supplement and in the applicable term sheet. The notes are not principal protected, and you may lose some or all of your investment depending on the performance of the Market Measure.

The notes are designed for investors who seek an early exit prior to maturity at a premium if the value of the applicable Market Measure is at or above (or, in the case of bear notes, at or below) its applicable Call Level on the relevant Observation Date. You must be willing to lose some or all of your principal if the notes are not called prior to their maturity, and the applicable Market Measure has declined below (or, in the case of bear notes, has increased above) the Threshold Value on the final Observation Date shortly before the maturity date. Unless specified in the applicable term sheet, your notes will not pay interest. You must be willing to forgo interest payments on your investment (such as fixed or floating interest rates paid on conventional non-callable debt securities) if the notes are non-interest bearing, accept a return that will not exceed the Call Amount, and bear the risk of loss of all or substantially all of your investment. You should also be aware that the automatic call feature may shorten the term of an investment in the notes, and you must be willing to accept that your notes may be called on any Observation Date. The Call Level, Observation Dates, Threshold Value, and Call Amount will be set forth in the applicable term sheet.

Are the notes equity or debt securities?

The notes are our senior debt securities and are not secured by collateral. However, the notes will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, and they are not principal protected. Unless otherwise specified in the applicable term sheet, you will not receive interest payments.

If the notes are called prior to the maturity date, the total cash amount that you will receive as payment on the notes will equal the Call Amount specified in the applicable term sheet. If the notes are not called prior to the maturity date, at maturity you may receive an amount that is less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the notes. We describe how this amount at maturity is determined beginning on page S-24.

Will you receive interest on the notes?

Unless otherwise specified in the applicable term sheet, you will not receive any interest payments on the notes. If the applicable term sheet provides for the payment of interest on the notes, the applicable term sheet will indicate the relevant terms on which you will receive interest payments. See “Description of the Notes—Interest.”

Is it possible for you to lose some or all of your investment in the notes?

Yes. Unless the applicable term sheet provides for the payment of interest on the notes, you will earn a positive return on your notes only if they are automatically called prior to their maturity date, as described in this product supplement and the applicable term sheet. If your notes are not called prior to maturity, your investment in the notes will not yield a positive return.

Further, if the Ending Value is less than (or, in the case of bear notes, greater than) the applicable Threshold Value on the final Observation Date shortly before the maturity date, then you will receive at maturity a cash amount that is less than the Original Offering Price of your notes.

As a result, you may lose all or a substantial portion of the amount that you invested to purchase the notes. Further, if you sell the notes prior to maturity, the price you may receive per unit may be less than the Original Offering Price.

What is the Market Measure?

The Market Measure will consist of one or more exchange traded funds. The Market Measure may consist of a group, or “Basket,” of exchange traded funds. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The applicable term sheet will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your notes.

Under what circumstances will the notes be called?

The notes will automatically be called on an Observation Date if the Observation Level of the Market Measure on that Observation Date is greater than or equal to (or, in the case of bear notes, is less than or equal to) the applicable Call Level set forth in the applicable term sheet.

What will you receive if we call the notes?

If your notes are called, you will receive the Call Amount applicable to such Observation Date. The Call Amount will be equal to the Original Offering Price per unit plus the Call Premium. The “Call Premium” will be a percentage of the Original Offering Price that will be set forth in the applicable term sheet. If the notes are automatically called on an Observation Date other than the final Observation Date, we will redeem each note and pay the applicable Call Amount on the fifth business day (as defined below) after the applicable Observation Date, subject to postponement as described in the section entitled “Description of the Notes—Automatic Call.” If the notes are called on the final Observation Date, we will redeem the notes and pay the Call Amount on the maturity date.

How is the Redemption Amount calculated?

If your notes are not called, then at maturity, subject to our credit risk as issuer of the notes, you will receive the Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero. Unless the applicable term sheet provides otherwise, the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price; or

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price ×	[	Ending Value – Threshold Value	]	× Leverage Factor	)
Starting Value

In the case of bear notes, unless the applicable term sheet provides otherwise, the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price; or

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price ×	[	Threshold Value – Ending Value	]	× Leverage Factor	)
Starting Value

The “Threshold Value” will represent a percentage of the Starting Value, and will be determined on the pricing date and set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for each note will be less than the Original Offering Price if there is any decrease (or, in the case of bear notes, increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Leverage Factor” represents a percentage of any decline (or, in the case of bear notes, an increase) beyond the Threshold Value that will be reflected in the Redemption Amount, and will be set forth in the applicable term sheet. Unless otherwise set forth in the applicable term sheet, the Leverage Factor will equal 100%.

How will the Starting Value, the Ending Value, and the Observation Level be determined?

Unless otherwise specified in the applicable term sheet, the “Starting Value” will be the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable term sheet.

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”), so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet. See “Description of the Notes—Basket Market Measures.”

Unless otherwise specified in the applicable term sheet, the “Ending Value” will be the Closing Market Price (as defined below) of the Market Measure on the final Observation Date multiplied by the Price Multiplier (as defined below).

Unless otherwise specified in the applicable term sheet, the “Observation Level” will be the Closing Market Price of the Market Measure on any Observation Date multiplied by the Price Multiplier.

See “Description of the Notes—Determining the Observation Level, the Starting Value, and the Ending Value.”

Is the return on the notes limited in any way?

Yes. Unless the applicable term sheet provides for the payment of interest on the notes, you will only receive a positive return on the notes if your notes are called. Even if the notes are called, unless otherwise provided in the applicable term sheet, your return on the notes will be limited to the Original Offering Price plus the applicable Call Premium. As a result, your participation in any upside potential (or, in the case of bear notes, downside potential) of the Market Measure underlying your notes will not be greater than the Call Premium. Each term sheet will set forth examples of hypothetical Ending Values, Call Levels, and Threshold Values, that demonstrate the impact of the call feature on your notes.

Who will determine the amounts payable on the notes?

The calculation agent will make all calculations associated with the notes, such as determining the Observation Level, the Starting Value, the Ending Value, the Threshold Value,

the Call Level, Call Amount, and the Redemption Amount. We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for the notes. Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for the notes. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Will you be entitled to dividend payments, voting rights or any other rights that holders of the Market Measure would have?

No. An investment in the notes does not entitle you to any ownership interest in the applicable Market Measure, including any voting rights, dividends paid, or other distributions, or any other rights that holders of the Market Measure would have. The notes will be payable only in U.S. dollars.

Who are the agents for the notes?

MLPF&S and one or more of its affiliates will act as our agents in connection with each offering of the notes and will receive an underwriting discount based on the number of units of the notes sold. None of the agents is your fiduciary or advisor, and you should not rely upon any communication from any of them in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

We have registered the notes with the SEC in the United States. However, we will not register the notes for public distribution in any jurisdiction other than the United States. The agents may solicit offers to purchase the notes from non-U.S. investors only in reliance on available private placement exemptions. See the section entitled “Plan of Distribution” in the prospectus supplement.

Will the notes be listed on an exchange?

If provided for in the applicable term sheet, we will apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Market Disruption Events.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the “Code,” including individual retirement accounts, individual retirement annuities, or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made that determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by that plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. An investment in the notes is subject to risks. The notes are not principal protected, and you may lose some or all of your investment. Please refer to the section entitled “Risk Factors” beginning on the following page of this product supplement and page S-6 of the prospectus supplement. If the applicable term sheet sets forth any additional risk factors, you should read those carefully, together with the other risk factors referenced above, before purchasing any notes.

RISK FACTORS

Your investment in the notes entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

General Risks Relating to the Notes

If the notes are not called, your investment may result in a loss; you may not receive a return of some or all of your principal. The notes differ from ordinary debt securities in that we will not pay you a fixed amount at maturity. Our payout to you will depend on whether your notes are called prior to the maturity date, and the direction of and percentage change in the value of the Market Measure on the relevant Observation Dates. If your notes are not called, you will receive on the maturity date a Redemption Amount that may be less than or equal to, but will not be greater than, the Original Offering Price of your notes. As a result, depending on the performance of the Market Measure, you may lose all or a substantial portion of your investment.

If your notes are not called, and the Ending Value is below (or, in the case of bear notes, above) the Threshold Value on the final Observation Date, the Redemption Amount may be less, and possibly substantially less, than the Original Offering Price. If the Leverage Factor is greater than 100%, you will lose a greater portion of your principal amount for each percentage that the Ending Value is less than (or in the case of bear notes, greater than) the Threshold Value, but in no circumstances will you lose more than your entire investment in the notes.

Your return, if any, is limited to the Call Premium plus any interest paid on the notes. If the Observation Level of the Market Measure on any of the Observation Dates is greater than or equal to (or, in the case of bear notes, less than or equal to) the Call Level, the notes will be automatically called by us on that Observation Date. If the notes are automatically called, the amount payable on the notes will be the Call Amount, which is equal to the Original Offering Price plus the Call Premium applicable to the relevant Observation Date on which the notes are called (in addition to any accrued and unpaid interest in the case of interest bearing notes), regardless of the appreciation (or, in the case of bear notes, depreciation) of the Market Measure.

Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield that you receive on the notes, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure. Your return on the notes, if any, will not exceed the applicable Call Amount plus any interest paid on the notes. In contrast, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of the Market Measure or those components. Similarly, in the case of bear notes, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the value of the Market Measure or those components.

Your return on the notes, if any, will not reflect the return you would realize if you actually owned the securities or commodities underlying the Market Measure or the shares of the Market Measures themselves, and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable term sheet, the Observation Level on various Observation Dates, and the Ending Value, will be calculated without taking into consideration the value of dividends paid or distributions made on the securities underlying an equity-based Market Measure, or any other rights associated with the components underlying the Market Measure.

In addition, in certain instances, an index underlying a Market Measure (the “Underlying Index”) may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable Underlying Index or Indices. In the case of bear notes, you may not receive the benefit of any decreases in the value of the applicable currency.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the notes. The notes are our senior unsecured debt securities. As a result, your receipt of the amount payable to you upon an automatic call of the notes or at maturity is dependent upon our ability to repay our obligations on the applicable redemption date or the maturity date. This will be the case even if the value of the Market Measure increases (or, in the case of bear notes, decreases) after the pricing date. No assurance can be given as to what our financial condition will be on the applicable redemption date or maturity date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure. In the ordinary course of their businesses, we, the agents, and our respective affiliates may have expressed views on expected movements in a Market Measure, the components of a Market Measure, or an Underlying Index, as the case may be, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from our views and the views of these entities. For these reasons, you are encouraged to derive information concerning a Market Measure, its components, and any applicable Underlying Index from multiple sources, and you should not rely on our views or the views expressed by these entities.

The historical performance of the applicable Market Measure should not be taken as an indication of its future performance during the term of the notes. Past performance of a Market Measure, the components of a Market Measure, or an Underlying Index, is not necessarily indicative of how it will perform in the future. Additionally, a Market Measure may be discontinued and replaced with a successor market measure (as defined below). It is impossible to predict whether the value of the Market Measure will rise or fall. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that can affect the markets in which the Market Measure or the components of the Market Measure are traded and the value of the Market Measure itself.

The costs of developing, hedging, and distributing the notes are reflected in the initial purchase price, and will not be reflected in secondary market prices. In determining the economic terms of the notes, and consequently the potential return on the notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering the notes. In structuring the economic terms of the notes, we seek to provide you with what we believe to be commercially reasonable terms and to provide MLPF&S or any other applicable agent with compensation for its services in developing the securities. The price, if any, at which you could sell your notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the notes, namely the underwriting discounts paid in respect of the notes and other costs associated with the notes, and compensation for developing and hedging the notes. The quoted price of any agent or broker dealer, or the listed price in the case of listed notes, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the applicable Market Measure and no change in market conditions or any other relevant factors, the price, if any, at which MLPF&S or another purchaser might be willing to purchase your notes in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, the underwriting discounts paid with respect to, and the development and hedging costs associated with, the notes.

We cannot assure you that a trading market for your notes will ever develop or be maintained. Unless otherwise set forth in the applicable term sheet, we will not list the notes on any securities exchange. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for the entire term of the notes. We cannot predict how the notes will trade in any secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop for the notes, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for the notes will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited. We anticipate that one or more of the agents will act as a market-maker for the notes that it offers, but none of them is required to do so. Any such agent may discontinue its market-making activities as to any series of the notes at any time. To the extent that an agent engages in any market-making activities, it may bid for or offer any series of the notes. Any price at which an agent may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those notes might otherwise trade in the market.

In addition, if at any time the applicable agent were to cease acting as a market-maker as to any series of the notes, it is likely that there would be significantly less liquidity in any secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

The amount that you receive at maturity or upon a call will not be affected by all developments relating to the Market Measure. The values of the Market Measure during the term of the notes other than on the Observation Dates will not be reflected in the amount that you receive at maturity or upon a call. The calculation agent will calculate the amount to be paid at maturity or upon a call solely by reference to the value of the Market Measure on the applicable Observation Date. No other values of the Market Measure will be taken into account. As a result, your notes may not be called, and you may receive at maturity less than the Original Offering Price of your notes, even if the value of the Market Measure has increased (or, in the case of bear notes, decreased) at certain times during their term before decreasing to a value below the applicable Call Level and Threshold Value (or, in the case of bear notes, increasing to a value above the Call Level or Threshold Value) on the applicable Observation Dates.

If the Market Measure to which your notes are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components. The Market Measure of your notes may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bear notes. Therefore, in calculating the Market Measure on any Observation Date, increases (or in the case of bear notes, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of bear notes, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

The respective sponsors or publishers of the Market Measures or the Underlying Indices (each, a “Market Measure Publisher”), may adjust the Market Measures, any components of a Market Measure, or the Underlying Indices in a way that affects their values, and the respective Market Measure Publishers have no obligation to consider your interests. The Market Measure Publishers can change the investment policies of the Market Measure or add, delete, or substitute the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Market Measure or Underlying Index. You should realize that the change of investment policies of a Market Measure, or of the companies, commodities, or other components included in an Underlying Index, may materially affect that Market Measure or Underlying Index, as applicable. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure or Underlying Index. Any of these actions could adversely affect the value of your notes. This could also result in the early redemption of your notes. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments—Discontinuance of the Market Measure.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Market Measure or Underlying Index.

Exchange rate movements may impact the value of the notes. The notes will be denominated in U.S. dollars. If the value of a security that is held by a Market Measure or that constitutes an Underlying Index component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure or Underlying Index, is converted into U.S. dollars or another currency, then the amount payable on the notes on the maturity date or upon a call may depend in part on the relevant exchange rates. If the value of the U.S. dollar increases (or in the case of bear notes, decreases) against the currencies of the Market Measure, its components, or the Underlying Index, the value of the Market Measure, its underlying components, or the Underlying Index may be adversely affected. In such a case, the value of the applicable Market Measure may not reach the Call Level as of any Observation Date, your notes therefore will not be called, and any Redemption Payment that you receive based upon the Ending Value on the final Observation Date may be less than the Original Offering Price of the notes.

Unless otherwise stated in the applicable term sheet, the payment at maturity, or upon an automatic call of the notes, will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar. Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the applicable Market Measure and its components, or the Underlying Index, and the United States. All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price. Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

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Value of the Market Measure. Whether or not your notes will be called prior to the maturity date and, if not called, the Redemption Amount, is determined by reference to the value of the Market Measure on the applicable Observation Dates. Consequently, the market value of the notes at any time generally will depend to a significant extent on the value of the Market Measure. The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities or commodities that are held by the Market Measure, and the components of the Underlying Index, are traded, and the market segments of which these securities or commodities are a part. Even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable upon an automatic redemption or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate until the Observation Level or Ending Value, as applicable, is determined. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above the applicable Call Level (or in the case of bear notes is more than, or not sufficiently less than the Call Level), then you may receive less than the Original Offering Price of your notes. In general, the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases, and the reverse will be the case for bear notes. However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate. In addition, because the amount payable on the notes upon an automatic redemption will not exceed the applicable Call Amount, we do not expect that the notes will trade in any secondary market above that Call Amount. Similarly, if the notes are not automatically called on any Observation Date, your return will be limited to the Original Offering Price.

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Volatility of the Market Measure. Volatility is the term used to describe the size and frequency of market fluctuations. The volatility of the Market Measure during the term of your notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes.

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Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodity markets generally, may affect the value of the Market Measure and the value of the notes. If the Market Measure includes one or more Underlying Indices or Underlying Index components that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your notes may also be affected by similar events in those markets.

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Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase. The level of prevailing interest rates also may affect the U.S. economy and any applicable markets outside of the United States, and, in turn, the value of the Market Measure. If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or any component, and, thus, the market value of the notes may be adversely affected.

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Exchange Rate Movements and Volatility. Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”). An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency. If the Underlying Index of the Market Measure of your notes includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your notes. The amount payable on the notes on the maturity date, and whether your notes will be automatically called on any Observation Date, may depend in part on the relevant exchange rates.

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Relationship Between Exchange Rates and the Market Measure. The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure. If the Market Measure of your notes includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your notes.

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Time to Maturity. As the time remaining to maturity of your notes decreases, we anticipate that your notes may have a market value that may be different from that which would be expected based on the levels of market interest rates and the value of the Market Measure. This difference will reflect a time premium or discount due to expectations concerning the Market Measure during the period before the applicable maturity date. In general, as the time remaining to maturity decreases, the value of the notes will approach the amount that would be payable at maturity based on the then-current value of the Market Measure.

Our purchases and sales, and those of the agents, may affect your return. We, the agents, and our respective affiliates may from time to time buy or sell the Market Measures, the securities or commodities held by the Market Measures or the components of an Underlying Index, or futures or options contracts on Market Measures or the components of the Market Measures or an Underlying Index for our own or their own accounts for business reasons. We also expect to enter into these transactions in connection with hedging our obligations under the notes. These transactions could affect the values of these securities, commodities or components and, in turn, the value of a Market Measure or an Underlying Index in a manner that could be adverse to your investment in the notes. Any purchases or sales by us, the agents, and our respective affiliates or others on our or their behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of an Underlying Index. Consequently, the values of that Market Measure or the components of that Market Measure or an Underlying Index may change subsequent to the pricing date of an issue of the notes, affecting the value of the Market Measure and therefore the market value of the notes.

Our trading and hedging activities, and those of the agents, may create conflicts of interest with you. We, the agents, and our respective affiliates may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the applicable Underlying Index or Indices that are not for your account or on your behalf. We, the agents, and our respective affiliates from time to time may buy or sell the securities, commodities, or other assets held by the Market Measure or represented by the applicable Underlying Index or Indices or related futures or options contracts for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes. We, the agents, and our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure. These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in the notes.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the amounts due under the notes. We may seek competitive terms in entering into the hedging arrangements for the notes, but are not required to do so. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the notes and the applicable Market Measure. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss.

These hedging transactions may be entered into on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under the notes. These activities could increase (or in the case of bear notes, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of the notes and in connection with the determination of the Ending Value, or upon a call, we, the agents, and our respective affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We, the agents, and our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular series of the notes. We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading and hedging activities may present a conflict of interest between your interest in your notes and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the Market Measure or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Our hedging activities, and those of the agents, may affect your return on the notes and their market value. We, the agents, and our respective affiliates may engage in hedging activities that may affect the value of the Market Measure. Accordingly, these hedging activities may increase or decrease the market value of your notes prior to maturity, including on any Observation Date, and the payment that you may receive at maturity. In addition, we, the agents, and our respective affiliates may purchase or otherwise acquire a long or short position in the notes. We, the agents, and our respective affiliates may hold or resell the notes. For example, the agents may enter into these transactions in connection with any market making activities in which they engage. Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your notes prior to maturity, the amount you may receive at maturity, or whether the notes will be called.

There may be potential conflicts of interest involving the calculation agent. We may appoint and remove the calculation agent. We may be the calculation agent or act as joint calculation agent for the notes and, as such, will determine the Observation Level, the Starting Value, the Threshold Value, the Ending Value, the Call Amount, and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if certain corporate or other events occur relating to a Market Measure or the applicable Underlying Index. See the sections entitled “Description of the Notes—Market Disruption Events” and “—Anti-Dilution and Discontinuance Adjustments.” The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because we may serve as the calculation agent, potential conflicts of interest could arise.

In addition, we may appoint MLPF&S or one of its affiliates to act as the calculation agent or as joint calculation agent for the notes. As the calculation agent or joint calculation agent, MLPF&S or one of its affiliates will have discretion in making various determinations that affect your notes. The exercise of this discretion by the calculation agent could adversely affect the value of your notes and may present the calculation agent with a conflict of interest of the kind described under “—Our trading and hedging activities, and those of the agents, may create conflicts of interest with you” and “—Our hedging activities, and those of the agents, may affect your return on the notes and their market value” above.

Significant aspects of the U.S. federal income tax treatment of the notes are uncertain. The U.S. federal income tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the U.S. federal income tax treatment described in this product supplement.

On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until redemption or maturity and whether all or part of the gain a holder may recognize upon the sale, redemption or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the notes after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

For a more complete discussion of the U.S. federal income tax consequences of an investment in the notes please see “U.S. Federal Income Tax Summary” in this product supplement. For a discussion of the U.S. federal income tax consequences of investing in any specific offering of notes, please review the section of the applicable term sheet titled “Certain U.S. Federal Income Taxation Considerations.” You should consult your tax advisor about your own tax situation.

Risks Relating to the Market Measures

There are liquidity and management risks associated with the Market Measure. Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

We cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the notes and the amount payable on the notes, and the investment adviser has no obligation to consider your interests. The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions, or substitutions of securities or other investments held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the amount payable on the notes upon automatic call or on the maturity date and the market value of the notes before maturity or automatic call. The amount payable on your notes and its value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of your note. If events such as these occur or if the closing price per share of the Market Measure is not available on an Observation Date, the calculation agent may determine the closing price per share of the Market Measure on such Observation Date; as a result, the calculation agent would determine whether the notes will be called on any Observation Date, and/or the Redemption Amount payable on the maturity date, in a manner it considers appropriate, in its sole discretion.

The performance of the Market Measure and the performance of the Underlying Index may vary. Exchange traded funds are generally designed to track the performance of an Underlying Index. The performance of the Market Measure and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Market Measure may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index (for example, due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Market Measure, differences in trading hours between the Market Measure and the Underlying Index or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Market Measure may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the notes to the extent dependent on the return of the Market Measure may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

Risks associated with the Underlying Index, or underlying assets of the Market Measure, will affect the share price of the Market Measure and hence, the value of the notes. Exchange traded funds are funds which may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and which performance may be designed to track the performance of an Underlying Index. While the notes are linked to the Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the notes. Some of the risks that relate to an Underlying Index include those discussed below in this product supplement in relation to equity based- and commodity-based Market Measures, which you should review before investing in the notes.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your notes are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities held by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of those securities. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the notes will not make you a holder of any of the securities held by the Market Measure. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities. As a result, the return on your notes upon any automatic call or at maturity may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the amount payable to you upon any automatic call or on the maturity date by reference to the Observation Level of the Market Measure on the applicable Observation Date. Your notes will be paid in cash and you have no right to receive delivery of any shares of the Market Measure or any securities, any components of the Underlying Index or any other assets that are held by the Market Measure.

If the Underlying Index of the Market Measure to which your notes are linked includes foreign equity securities traded on foreign exchanges, your return may be affected by factors affecting international securities markets. In this case, the return on your notes will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

If the Underlying Index of the Market Measure to which your notes are linked includes equity securities traded on foreign exchanges, time zone differences may create discrepancies between the values of those securities and the value of the notes. As a result of the time zone difference, if applicable, between the cities where the securities included in the Underlying Index trade and the cities in which shares of the Market Measure are traded, there may be discrepancies between the values of the relevant underlying securities and the trading prices of the applicable Market Measure. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. securities remaining unchanged for multiple trading days in the locations where the notes (or any related Market Measure) trade. Conversely, there may be periods in which the foreign securities markets are open, but the securities markets in which the notes (or any related Market Measure) trade are closed.

Unless otherwise set forth in the applicable term sheet, we and the agents do not control any Market Measure or any company included in any Underlying Index of any equity-based Market Measure or Market Measure component and are not responsible for any disclosure made by any other company. We, the agents, or our respective affiliates currently, or in the future, may engage in business with companies represented by the Underlying Index of an equity-based Market Measure or otherwise held by an equity-based Market Measure, and we, the agents, or our respective affiliates may from time to time own shares of companies included in an Underlying Index or otherwise held by an equity-based Market Measure. However, none of us, the agents, or any of our respective affiliates have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our respective affiliates are represented by the applicable Underlying Index or otherwise held by the applicable Market Measure or Market Measure component. In addition, unless otherwise set forth in the applicable term sheet, neither we, the agents nor any of our respective affiliates are responsible for the calculation of any Underlying Index or Market Measure component. You should make your own investigation into the Market Measure and the companies represented by the applicable Underlying Index.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure or its components will be involved in any offering of the notes or will have any obligation of any sort with respect to the notes. As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or its components or the value of the notes.

Our business activities and those of the agents relating to the companies represented by the Underlying Index of an equity-based Market Measure or components of the Market Measure may create conflicts of interest with you. We, the agents, and our respective affiliates at the time of any offering of the notes or in the future, may engage in business with the companies represented by the Underlying Index of an equity-based Market Measure or components of the Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, any of these entities may receive information about those companies that we will not divulge to you or other third parties. We, the agents, and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may affect the value of the Market Measure and, consequently, the market value of your notes. None of us, the agents, or our respective affiliates make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the stocks included in the Underlying Index of an equity-based Market Measure or that are otherwise held by an equity-based Market Measure. Any prospective purchaser of the notes should undertake an independent investigation of the Market Measure and the companies included in the Underlying Index of an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The composition of those companies does not reflect any investment recommendations from us, the agents, or our respective affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure or Market Measure component to which your notes are linked is commodity-based, ownership of the notes will not entitle you to any rights with respect to any futures contracts or commodities held or tracked by the Market Measure or the Underlying Index. If the Market Measure or Market Measure component to which your notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures held or tracked by that Market Measure, any Market Measure component or any Underlying Index. We will not invest in any of the commodities or commodity futures contracts included in that Market Measure, any Market Measure component or any Underlying Index on behalf or for the benefit of holders of the notes.

The prices of commodities included in the Underlying Index of a commodity-based Market Measure or Market Measure component, or that are otherwise held by a commodity-based Market Measure, may change unpredictably, affecting the value of your notes in unforeseeable ways. Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure or its components and the value of your notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures or Market Measure components may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures and Market Measure components are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure or Market Measure component, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of your notes. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure or its components, or the components of the applicable Underlying Index, or the manner in which it is calculated, and therefore, the value of the notes.

Notes linked to a commodity-based Market Measure or Market Measure component will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”). Unlike an investment in the notes linked to a Market Measure that holds commodities or otherwise tracks a commodity-based Underlying Index, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because notes linked to a commodity-based Market Measure or Market Measure component will not be interests in a commodity pool, such notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. Notes linked to a commodity-based Market Measure or Market Measure component will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure or Market Measure component may include futures contracts on foreign exchanges that are less regulated than U.S. markets. A commodity-based Market Measure may hold futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure or its components.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure that you should review prior to purchasing the notes.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of the notes for the purposes described in the prospectus supplement under “Use of Proceeds and Hedging.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

Each series of the notes will be part of a series of medium-term notes entitled “Global Medium-Term Notes, Series A” that will be issued under the senior indenture, as amended and supplemented from time to time. The senior indenture is described more fully in the prospectus and prospectus supplement. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Medium-Term Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The aggregate principal amount of each series of the notes will be set forth in the applicable term sheet.

The notes are not principal protected.

Prior to the applicable maturity date, the notes are not repayable at the option of any holder. The notes are not subject to any sinking fund.

Unless automatically called prior to the maturity date according to their terms, the notes will mature on the date set forth in the applicable term sheet. We cannot otherwise redeem the notes on any earlier date, except as described below under “—Anti-Dilution and Discontinuance Adjustments—Discontinuance of the Market Measure.”

We will issue the notes in the denominations of whole units, each with a specified Original Offering Price. The CUSIP number for each series of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Interest

Unless otherwise specified in the applicable term sheet, the notes will not bear interest. If the notes provide for the payment of interest, the applicable term sheet will set forth the relevant terms on which you will receive interest payments, including, but not limited to, (a) whether the interest rate will be fixed or variable, and if fixed, the rate or rates per annum, (b) the method or basis for determining any variable interest rates, (c) the interest payment dates and record dates, (d) the interest reset dates for variable interest rates, (e) any contingencies relating to such interest becoming payable to holders of the notes, and (f) the business day convention.

Automatic Call

The notes will be called, in whole but not in part, if the Observation Level of the Market Measure on any Observation Date is greater than or equal to (or, in the case of bear notes, less than or equal to) the Call Level set forth in the applicable term sheet. The “Call Level” is the value of the Market Measure which will trigger an automatic call on an Observation Date.

If the notes are called, for each unit of notes that you own on the relevant Observation Date, we will pay you the Call Amount. The “Call Amount” will be equal to the Original Offering Price per unit plus the Call Premium per unit. The “Call Premium” will be a percentage of the Original Offering Price.

The Observation Dates and the related Call Amounts and Call Premium will be specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, if the notes are automatically called on an Observation Date other than the final Observation Date, we will redeem the notes and pay the applicable Call Amount on the fifth business day after the applicable Observation Date, subject to postponement as described below. If the notes are called on the final Observation Date, we will redeem the notes and pay the Call Amount on the maturity date.

Unless otherwise indicated in the applicable term sheet, if there is a Market Disruption Event on an Observation Date (other than the final Observation Date), the applicable Observation Date will be the immediately succeeding trading day (as defined below) during which no Market Disruption Event has occurred or is continuing; provided that the Observation Level will not be determined on a date later than the tenth trading day after the scheduled Observation Date, provided that if a Market Disruption Event occurs or is continuing on that day, the calculation agent will determine the Observation Level (or, if not determinable, estimate) in a manner which is considered commercially reasonable under the circumstances on that tenth trading day.

If there is a Market Disruption Event on the final Observation Date, the final Observation Date will be the immediately succeeding trading day during which no Market Disruption Event has occurred or is continuing; provided that the Observation Level of the Market Measure will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second trading day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that second trading day.

If, due to a Market Disruption Event or otherwise, an Observation Date (other than the final Observation Date) is postponed, the date on which the Call Amount for that Observation Date will be paid, if applicable, will be the fifth business day following the Observation Date as postponed, unless otherwise specified in the applicable term sheet.

Unless otherwise specified in the applicable term sheet, a “business day” is any day other than a day on which banking institutions in New York, New York or in London are authorized or required by law, regulation, or executive order to close.

Unless otherwise specified in the applicable term sheet, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange (“NYSE”), The NASDAQ Stock Market, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Payment at Maturity

If the notes (other than bear notes) are not called prior to the maturity date, then subject to our credit risk as issuer of the notes, you will receive a Redemption Amount of notes that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero. Unless the applicable term sheet provides otherwise, the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price; or

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price ×	[	Ending Value – Threshold Value	]	× Leverage Factor	)
Starting Value

If the notes are bear notes and they are not called prior to the maturity date, then, unless the applicable term sheet provides otherwise, the Redemption Amount will be calculated as follows:

•	If the Ending Value is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price per unit; or

•	If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

Original Offering Price +	(	Original Offering Price ×	[	Threshold Value – Ending Value	]	× Leverage Factor	)
Starting Value

The “Threshold Value” represents a percentage of the Starting Value and will be determined on the pricing date and set forth in the applicable term sheet.

The “Leverage Factor” represents a percentage of any decline (or, in the case of bear notes, any increase) beyond the Threshold Value and will be set forth in the applicable term sheet. Unless otherwise set forth in the applicable term sheet, the Leverage Factor will equal 100%.

Determining the Observation Level, the Starting Value, and the Ending Value

Unless otherwise specified in the applicable term sheet (or as described below under “Basket Market Measures” with respect to Baskets), the following definitions will apply.

The “Observation Level” will equal the Closing Market Price of the Market Measure on any Observation Date multiplied by the Price Multiplier. The “Price Multiplier” will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution and Discontinuance Adjustments.”

The “Starting Value” will be equal to the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date, as specified in the applicable term sheet.

The “Ending Value” will equal the Closing Market Price of the Market Measure on the final Observation Date multiplied by the Price Multiplier.

The “Closing Market Price” means:

(A)	If the Market Measure is listed or admitted to trading on a national securities exchange in the United States that is registered under the Securities Exchange Act of 1934 (“registered national securities exchange”), is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or is quoted on a United States quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Market Price must be determined for purposes of the notes):

a.	the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.	if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter-market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other United States quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.	if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other United States quotation medium or inter-dealer quotation system, then the Closing Market Price shall be the arithmetic mean of the bid prices on that day from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying the Market Measure for which a Closing Market Price must be determined for purposes of the notes) on that date (without taking into account any extended or after-hours trading session), or if there are no such bids available to the calculation agent, then the Closing Market Price shall be determined by the calculation agent in its sole discretion and reasonable judgment.

(B)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other United States quotation medium or inter-dealer system, then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure, the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)	If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other United States quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

Market Disruption Events

A “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(1)	(A) the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B) the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2)	(A) the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(B) the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index; or

(3)	the determination that a scheduled Observation Date is not a trading day by reason of an event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Underlying Index (or any successor underlying index) or shares of such Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)	a suspension in trading in a futures or options contract on the Underlying Index (or the underlying index related to the Market Measure) or shares of such Market Measure (or such successor market measure (as defined below) or such other security), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)	if applicable to Market Measure or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Anti-Dilution and Discontinuance Adjustments

The calculation agent, in its sole discretion, may adjust the Price Multiplier, and hence each Observation Level, the Threshold Value, and the Ending Value, as applicable, if an event described below occurs on or before the final Observation Date and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of a Market Measure or a successor market measure. The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier or any other relevant terms of the notes to reflect changes occurring in relation to the Underlying Index of the Market Measure, the terms of the Market Measure or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Market Measure.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier or any other changes to the relevant terms of the notes.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence each Observation Level and the Ending Value, as applicable, as a result of certain events related to the Market Measure or any successor market measure, as applicable, which include, but is not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Market Measure is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares which a holder of one share of the Market Measure before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends. If the Market Measure is subject to a (i) stock dividend (i.e., issuance of additional shares of the Market Measure by the Market Measure) that is given ratably to all holders of record of shares of the Market Measure or (ii) any other distribution of shares of the Market Measure to all holders of record of shares of the Market Measure, then once the dividend has become effective and the shares of the Market Measure is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

the number of shares of the Market Measure which a holder of one share of the Market Measure before the date the dividend became effective and the shares of the Market Measure traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Market Measure paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Market Measure other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares of the Market Measure, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Market Measure’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Market Measure, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which is the Closing Market Price per share of the Market Measure on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Market Measure on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the shares of the Market Measure will equal:

•

in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Market Measure of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Market Measure; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Market Measure of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the shares of the Market Measure described under the sections entitled “—Reorganization Events” and “—Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If the Market Measure, after the pricing date, declares or makes a distribution to all holders of the shares of the Market Measure of any class of its capital stock (other than shares of the Market Measure), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•

a fraction, the numerator of which will be the Closing Market Price per share of the Market Measure, and the denominator of which will be the Closing Market Price per share of the Market Measure, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share of the Market Measure.

Reorganization Events

If prior to the maturity date of the notes, the Market Measure, or any successor market measure, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded fund, and the Market Measure is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the amount payable on each note or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Market Measure, the Underlying Index, or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Market Measure to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of the Market Measure.”

Discontinuance of the Market Measure

If the Market Measure is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Market Measure (that exchange traded fund being referred to herein as a “successor market measure”). In that event, the calculation agent will adjust the Price Multiplier, as necessary, such that the successor market measure closely replicates the performance of the Market Measure.

If the Market Measure (or a successor market measure) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Market Measure (or a successor market measure) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the shares of that Market Measure (or a successor market measure) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Market Measure (or a successor market measure). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor market measure is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Market Measure (or a successor market measure), that successor market measure or substitute computation methodology, as applicable, will be substituted for the Market Measure (or that successor market measure) for all purposes of the notes.

Upon any selection by the calculation agent of any successor market measure, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us, and to the holders of the notes. The calculation agent will provide information as to the method of calculating the Closing Market Price of the shares of the Market Measure (or that successor market measure) upon your written request.

If at any time:

•

an Underlying Index (or the underlying index related to a successor market measure) is discontinued or ceases to be published and (i) the Market Measure Publisher of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the Market Measure publisher of the Market Measure does not announce that the Market Measure will track the successor underlying index; or

•

a Market Measure (or a successor market measure) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Market Measure or a material change to the related Underlying Index) so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the price per share of that Market Measure (or that successor market measure) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Market Measure (or that successor market measure) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the shares of the Market Measure (or any successor market measure) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Market Measure to which your notes are linked or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of acceleration were the stated maturity date of the notes and as though the final Observation Date were five trading days prior to the date of acceleration. Additionally, if the notes are accelerated, you will not be entitled to any Call Premium and, in the case of interest bearing notes, you will not be entitled to any interest that would have accrued after the date of acceleration. Accordingly, in such a case, the amount you will receive on the notes will be limited to the Original Offering Price per unit of the notes (plus, in the case of interest bearing notes, interest accrued on the notes to but excluding the date of acceleration).

Basket Market Measures

If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the Closing Market Price of that Basket Component on the pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Unless otherwise set forth in the applicable term sheet, if a Market Disruption Event occurs on the pricing date as to any Basket Component, the calculation agent will establish the Closing Market Price of that Basket Component on the pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, based on the Closing Market Price of that Basket Component on the first trading day following the pricing date on which no Market Disruption Event occurs with respect to that Basket Component. In the event that a Market Disruption Event occurs with respect to that Basket Component on the pricing date and on each day to and including the first and second trading day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second trading day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances. The final term sheet will set forth the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

If, for any Basket Component (an “Observation Date Affected Basket Component”), a Market Disruption Event occurs on a scheduled Observation Date (any such day being a “non-calculation day”), the calculation agent will determine the Closing Market Price of the Observation Date Affected Basket Component for that non-calculation day, and as a result, the value of the Basket, as follows:

•	The Closing Market Price of each Basket Component that is not an Observation Date Affected Basket Component will be its Closing Market Price on that non-calculation day.

•	The Closing Market Price of each Observation Date Affected Basket Component will equal the Closing Market Price of that Basket Component on the first trading day following that non-calculation day on which no Market Disruption Event occurs or is continuing with respect to that Observation Date Affected Basket Component; provided that the Closing Market Price will be determined (or, if not determined, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second trading day prior to the applicable scheduled Call Settlement Date, or, in the case of the final Observation Date, no later than the second trading day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that day.

The applicable Observation Date will be deemed to occur after the calculation agent has determined the value of the Basket as provided above. If, due to a Market Disruption Event or otherwise, an Observation Date (other than the final Observation Date) is postponed, the applicable Call Settlement Date on which the Call Amount for that Observation Date will be paid will be the fifth business day following the Observation Date as so postponed. However, if the final Observation Date is postponed, under no circumstances will the maturity date be postponed.

For purposes of determining the Closing Market Price for each Basket Component, “Closing Market Price” will have the meaning set forth above in “—Determining the Observation Level, the Starting Value, and the Ending Value,” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning set forth above in “—Market Disruption Events,” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

The Price Multiplier for each Basket Component will be set forth in the applicable term sheet and will be subject to adjustment for certain corporate events relating to that Basket Component described above in “—Anti-Dilution and Discontinuance Adjustments” provided that references to “Market Measure” will be deemed to be references to “Basket Component.”

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of (i) the Closing Market Price, multiplied by its respective Price Multiplier, for each Basket Component on the applicable Observation Date and (ii) the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable term sheet.

Example 1: The hypothetical Basket Components are Basket Component ABC and Basket Component XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Basket Component ABC	50.00%	25.00	2.00000000	50.00
Basket Component XYZ	50.00%	50.00	1.00000000	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Basket Component ABC, Basket Component XYZ, and Basket Component RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Basket Component ABC	50.00%	25.00	2.00000000	50.00
Basket Component XYZ	25.00%	50.00	0.50000000	25.00
Basket Component RST	25.00%	100.00	0.25000000	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical Closing Market Price of each Basket Component on the hypothetical pricing date. For purposes of these examples, each Basket Component has an initial Price Multiplier of 1.
(2)	The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the Closing Market Price of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Observation Level of the Market Measure on any Observation Date, the Threshold Value, the Ending Value, the Price Multiplier, any Market Disruption Events, a successor Market Measure, business days, trading days, the amounts payable at maturity or upon a call of the notes, and calculations related to the discontinuance of any Market Measure. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may act as the calculation agent, or we may appoint MLPF&S or one of its affiliates to act as the calculation agent for the notes. Alternatively, we and MLPF&S or one of its affiliates may act as joint calculation agents for the notes. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. We may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the Call Amount or the Redemption Amount, as applicable, in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Unless otherwise set forth in the applicable term sheet, if an event of default, as defined in the senior indenture, with respect to any series of the notes occurs and is continuing, the amount payable to a holder of the notes upon any acceleration permitted under the senior indenture will be equal to the Call Amount or the Redemption Amount described under the caption “—Automatic Call” or “—Payment at Maturity,” calculated as though the date of acceleration were the maturity date of the notes and as though the final Observation Date were five trading days prior to the date of acceleration.

If a voluntary or involuntary liquidation, bankruptcy, or insolvency of, or any analogous proceeding is filed with respect to the issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the amount payable upon default and acceleration as described above. In case of a default in payment of the notes, whether at their maturity or upon acceleration, and whether in an insolvency proceeding or otherwise, the notes will not accrue any default or other interest rate.

Listing

If provided for in the applicable term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or will remain listed for the entire term of your notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

MLPF&S and one or more of its affiliates may act as our agents for any offering of the notes. The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each agent will be a party to the distribution agreement described under the heading “Plan of Distribution” beginning on page S-122 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable agent in order to purchase the notes.

No agent is acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

MLPF&S and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in market-making transactions for any notes after their initial sale solely for the purpose of providing investors with the description of the terms of the notes that were made available to investors in connection with the initial distribution of the notes. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Barclays Bank PLC or for any purpose other than that described in the immediately preceding sentence.

U.S. FEDERAL INCOME TAX SUMMARY

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement. This discussion applies to you only if you purchase your notes at initial issuance and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns the notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This discussion does not apply to bear notes or to any notes that pay interest. In addition, any particular offering of the notes may have features or terms that cause the U.S. federal income tax treatment of such notes to differ materially from the discussion below. If such features are applicable to any particular offering of the notes, the applicable term sheet will so state and discuss the U.S. federal income treatment of that offering. Accordingly, you should carefully review the section of the applicable term sheet entitled “Certain U.S. Federal Income Taxation Considerations”.

If a partnership holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

This discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of the notes and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL, OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat notes with a Threshold Value that is less than the Starting Value as pre-paid cash-settled executory contracts in respect of the underlying Market Measure for U.S. federal income tax purposes. In the opinion of our counsel, Sullivan & Cromwell LLP, notes with a Threshold Value that is at least equal to the Starting Value should be treated as pre-paid cash-settled executory contracts in respect of the underlying Market Measure for U.S. federal income tax purposes. The terms of the notes will provide that Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat the notes for all U.S. federal income tax purposes in accordance with such characterization. If the notes are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the notes. In general, your tax basis in your notes will be equal to the price you paid for them. Such capital gain or loss should generally be long-term capital gain or loss if you have held your notes for more than one year. Long-term capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning before January 1, 2013 is generally taxed at a maximum rate of 15%. Long-term capital gain of a noncorporate U.S. holder that is recognized in a taxable year beginning on or after January 1, 2013 is generally expected to be taxed at preferential rates. The deductibility of capital losses is subject to limitations. If you are an initial purchaser, your holding period will generally begin on the date after the issue date for your notes and will generally include the maturity date or the date on which you sell your notes or they are redeemed.

Although not entirely clear, it is possible that the purchase and ownership of the notes could be treated as a “constructive ownership transaction” with respect to the Market Measure, which would be subject to the constructive ownership rules of Section 1260 of the Code. Because the general return profile of the notes outlined by this product supplement appears to differ substantially from the return profile of any particular Market Measure, we believe that Section 1260 should not apply to notes that follow the general return profile outlined by this product supplement. The applicable term sheet will discuss the application of Section 1260 based upon the particular terms of each note (other than a bear note). If your notes were subject to Section 1260, any long-term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased the actual number of interests in the applicable Market Measure referenced by your notes on the date that you purchased your notes and sold those interests on the date of the sale, redemption or maturity of the notes. You should consult your tax advisor about the potential application of Section 1260 of the Code to your notes.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, other treatments could be possible and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, if the notes have a term that is greater than one year, it could be possible to treat your notes, and the Internal Revenue Service might assert that your notes should be treated, as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. You would recognize gain or loss upon the sale, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain you recognize upon the sale, redemption or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss.

Similarly, if the notes have a term of one year or less, it is possible that the notes could be treated as short-term contingent debt instruments. There is no statutory, judicial, or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes, and you should accordingly consult your tax advisor about this potential alternative treatment of the notes.

Further, it is possible that the Internal Revenue Service could assert that your holding period in respect of your notes should end on the date on which the amount you are entitled to receive upon the maturity of your notes is determined, even though you will not receive any amounts from the issuer in respect of your notes prior to the maturity of your notes. In such case, if the date on which the amount you are entitled to receive upon the maturity of your notes is determined before the date on which your holding period exceeds one year, you may be treated as having a holding period in respect of your notes that is less than one year even if you receive cash upon the redemption or maturity of your notes at a time that is more than one year after the beginning of your holding period.

You should consult your tax advisor as to the tax consequences of these and other possible alternative characterizations of your notes for U.S. federal income tax purposes. For a further discussion of the tax treatment of the notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Executory Contracts” in the accompanying prospectus supplement.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Barclays Bank PLC intends to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product supplement (as potentially modified by the applicable term sheet) unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate. Similarly, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the notes after the bill was enacted to accrue interest income on a current basis. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

“Specified Foreign Financial Asset” Reporting. Under legislation enacted in 2010, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following (which may include your notes), but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. The Internal Revenue Service has suspended this filing requirement for tax returns that are filed before it issues the form on which to report the relevant information. However, once the Internal Revenue Service issues the form, taxpayers that were not required to report in prior years because of the suspension will nevertheless be required to report the relevant information for such prior years on such form. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the notes.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. person that is an individual, estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its net gains from the sale, redemption or maturity of the notes, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding.

Please see the discussion under “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement for a description of the applicability of the information reporting and backup withholding rules to payments made on your notes.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to ERISA (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agents, and certain of our respective subsidiaries and affiliates may be each considered a party in interest within the meaning of ERISA, or a disqualified person (within the meaning of the Code) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a party in interest, unless the notes are acquired under an exemption from the prohibited transaction rules. A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Under ERISA and various PTCEs issued by the U.S. Department of Labor, exemptive relief may be available for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the notes. Those exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), PTCE 84-14 (for certain transactions determined by independent qualified asset managers), and the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”).

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held, or disposed of by any Plan, any entity whose underlying assets include plan assets by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing plan assets of any Plan, unless such purchase, holding, or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or the Service Provider Exemption, or such purchase, holding, or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with plan assets of any Plan or with any assets of a governmental, church, or foreign plan that is subject to any federal, state, local, or foreign law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding, and disposition are eligible for exemptive relief or such purchase, holding, and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental, church, or foreign plan, any substantially similar federal, state, local, or foreign law).

Further, any person acquiring or holding the securities on behalf of any plan or with any plan assets shall be deemed to represent on behalf of itself and such plan that (x) the plan is paying no more than, and is receiving no less than, adequate consideration within the meaning of Section 408(b)(17) of ERISA in connection with the transaction or any redemption of the securities, (y) neither Barclays Bank PLC, MLPF&S, or any other placement agent, nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) or otherwise acts in a fiduciary capacity with respect to the assets of the plan within the meaning of ERISA and (z) in making the foregoing representations and warranties, such person has applied sound business principles in determining whether fair market value will be paid, and has made such determination acting in good faith.

The fiduciary investment considerations summarized above generally apply to employee benefit plans maintained by private-sector employers and to individual retirement accounts and other arrangements subject to Section 4975 of the Code, but generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA). However, these other plans may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”). The fiduciaries of plans subject to similar laws should also consider the foregoing issues in general terms as well as any further issues arising under the applicable similar laws.

Purchasers of the notes have exclusive responsibility for ensuring that their purchase, holding, and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

This discussion is a general summary of some of the rules which apply to benefit plans and their related investment vehicles. This summary does not include all of the investment considerations relevant to Plans and other benefit plan investors such as governmental, church, and foreign plans and should not be construed as legal advice or a legal opinion. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan or other benefit plan investor consult with their legal counsel prior to directing any such purchase.